Exhibit 99.3

REGISTRATION RIGHTS AGREEMENT

by and between

Vodafone Group Plc

and

Emirates Telecommunications Group Company PJSC

____________________________

Dated as of 11 May 2023

TABLE OF CONTENTS

THIS REGISTRATION RIGHTS AND SELL-DOWN COOPERATION AGREEMENT (the “Agreement”) is made and entered into as of 11 May 2023 by and among VODAFONE GROUP PLC, a public limited liability company incorporated under the laws of England and Wales (the “Company”) and EMIRATES TELECOMMUNICATIONS GROUP COMPANY PJSC, a public joint-stock company incorporated under the laws of the United Arab Emirates (“e&” and, together with its Affiliates or successors, and permitted assigns from time to time that hold or beneficially own Registrable Securities of the Company, the “Holders” and each an “Holder”).

RECITALS

WHEREAS, on the same date of this Agreement, the Company and e& entered into a Relationship Agreement (the “Relationship Agreement”), the principal purpose of which is to regulate the continuing relationship between the Company and e& and which sets forth certain lock-up restrictions applicable to the Holders (the “Lock-Up Restrictions”); and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain rights and obligations of the Company and the Holders with respect to the Relevant Shares (as herein defined).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.                Definitions.

(a)               As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Terms” has the meaning set forth in Section 8(a).

“ADSs” means American Depositary Shares, each representing 10 Ordinary Shares.

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means a Shelf Registration Statement that is an “automatic shelf registration statement” as defined in rule 405 under the Securities Act.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of New York, New York, or London, United Kingdom or for purposes of Section 14(j) only, Abu-Dhabi, United Arab Emirates.

“Company” has the meaning set forth in the Preamble.

“Controlling Person” has the meaning set forth in Section 11(a).

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“Covered Person” has the meaning set forth in Section 11(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Demand Registration Request” has the meaning set forth in Section 3(a).

“Depositary” means the depositary from time to time with respect to the ADSs.

“e&” has the meaning set forth in the Preamble.

“e& Relevant Person” has the meaning set forth in the Relationship Agreement.

“EU Market Abuse Regulation” means Regulation (EU) No 596/2014.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Intermediary” has the meaning set forth in Section 13.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Filing Date” means 60 days before the Lock-Up End date.

“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Holder” has the meaning set forth in the Preamble.

“Lock-Up End Date” means the date on which the Lock-Up Restrictions cease to apply to the Holders pursuant to the Relationship Agreement.

“Lock-Up Restrictions” has the meaning set forth in the Recitals.

“Minimum Share Threshold” means an aggregate number of Ordinary Shares, as determined at the relevant time specified in this Agreement, representing at least the lesser of (a) an aggregate market value of $250,000,000 or (b) 1% of the Outstanding Shares.

“Ordinary Shares” means the ordinary shares of the Company.

“Outstanding Shares” means at any given time the Ordinary Shares of the Company in issue excluding the Ordinary Shares held by the Company in treasury.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

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“Piggyback Registration” has the meaning set forth in Section 4(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 4(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means, at any time, (i) any Relevant Shares and (ii) any securities issued by the Company after the date hereof in respect of the Relevant Shares by way of a share dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares or other similar event (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities for all purposes of this Agreement when all such securities (a) have been sold pursuant to an effective Registration Statement or in compliance with Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale as determined by either the Company or e& on the basis of an opinion from a reputable US counsel, or (d) are not outstanding (or any combination of clauses (a), (b), (c), and (d)), and the Company’s obligations regarding Registrable Securities hereunder shall cease to apply with respect to such securities.

“Registration Expenses” means any and all fees and expenses incident to the Company’s performance of or relating to compliance with this Agreement, including: (ii) SEC, stock exchange, FINRA and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on any U.S. or non-U.S. securities market on which the Registrable Securities are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of jurisdictions outside the United States and in connection with the preparation of a “blue sky” survey, (iii) word processing, printing and copying expenses, (iv) expenses incurred in connection with any roadshow by the Company for an underwritten offering, (v) fees and disbursements of counsel for the Company , (vi) fees and disbursements of all independent public accountants of the Company (including the expenses with respect to any opinion and/or audit/review and updates thereof but excluding expenses with respect to “comfort” letters) and fees and expenses of other Persons, including special experts, retained by the Company, (vii) fees and expenses of any transfer agent, custodian or the Depositary, and (viii) rating agency fees and expenses. For the avoidance of doubt, Registration Expenses shall not include any Selling Expenses.

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“Registration Rights Termination Date” means the first date on which e& and its Affiliates cease to hold or beneficially own any Registrable Securities.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Relationship Agreement” has the meaning set forth in the Recitals.

“Relevant Shares” means any Ordinary Shares held or beneficially owned by any Holder (including, for the avoidance of doubt, any ADSs representing Relevant Shares) at any given time during the term of this Agreement.

“Request” means a Shelf Registration Request or a Demand Registration Request, as applicable.

“Rule 144” means Rule 144 under the Securities Act, as in effect from time to time, or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means with respect to each registration or underwritten offering, (i) any stamp duty, stock transfer or similar transaction tax arising out of the sale of such Registrable Securities, (ii) any underwriting fees, discounts and selling commissions to be paid to any underwriter, agent, dealer or other financial intermediary, (iii) all fees and expenses incurred by the Holders (but not the Company) in connection with any “road show” for underwritten offerings of Registrable Securities, including such Holders’ own costs of travel, lodging and meals, (iv) fees and disbursements of all independent public accountants of the Company with respect to any “comfort” letter and updates thereof and (v) any fees and out of pocket expenses of any legal counsel, underwriter, agent, dealer or other financial intermediary for the Holders or its advisors.

“Shelf Registration” has the meaning set forth in Section 2(b).

“Shelf Registration Request” has the meaning set forth in Section 2(b).

“Shelf Registration Statement” means a Registration Statement on Form F-3 or any then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as in effect from time to time, or any successor rule thereto.

“Shelf Takedown” has the meaning set forth in Section 2(f).

“Suspension” has the meaning set forth in Section 6(a).

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“Termination Date” means the earlier of (i) the Registration Rights Termination Date, (ii) the date on which the Relationship Agreement is terminated by the Company pursuant to clause 18.1(B)(ii), 18.1(C) or 18.1(D)(ii) of the Relationship Agreement or by e& pursuant to clause 18.1(F) of the Relationship Agreement and (iii) when the Relationship Agreement is terminated pursuant to any other clause of the Relationship Agreement, the time at which any e& Relevant Person takes any action that would constitute a material breach of the provisions in clauses 8 and 9 of the Relationship Agreement (such provisions to be construed in accordance with and within the context of the Relationship Agreement) had the Relationship Agreement not been terminated (it being understood that the termination of this Agreement is the sole consequence of such e& Relevant Person’s action which does not otherwise constitute a breach of this Agreement); provided that in the circumstances described in Section 7(i), the Termination Date shall be deemed not to have occurred until the earlier of (x) completion of the offering contemplated thereby and (y) 30 days after the commencement of such offering.

“transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, contribution, offer, grant of option, disposal, pledge, charge, assignment, mortgage, grant of lien or any security interest or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, contribute, offer, grant any option, otherwise dispose of, pledge, charge, assign, mortgage, grant any lien or any security interest on or otherwise transfer, in any case, whether by operation of law or otherwise.

“Underwriting Agreement” means any agreement providing for a distribution of securities in which the distributor would be deemed to be an “underwriter” for purposes of Section 2(a)(11) of the Securities Act and the interpretations of the SEC thereunder.

“Underwritten Block Trade” has the meaning set forth in Section 2(f).

“underwritten offering” means an offering of securities pursuant to a Registration Statement conducted by one or more underwriters pursuant to the terms of an Underwriting Agreement.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(f).

“Underwritten Shelf Takedown Notice” has the meaning set forth in Section 2(f).

“Valid Suspension Reason” has the meaning set forth in Section 6(a).

“WKSI” means a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.

(b)               In addition to the above definitions, unless the context requires otherwise:

(i)       any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form, as amended, from time to time;

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(ii)       the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii)       references to “Section” are references to Sections of this Agreement;

(iv)       words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(v)       references to “dollars” and “$” mean U.S. dollars.

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Section 2.                Shelf Registration.

(a)               Qualification to Register. The Company shall use its best efforts to remain qualified to register securities pursuant to a registration statement on Form F-3 (or any successor form) under the Securities Act and maintain its WKSI status.

(b)               WKSI F-3 Filing. If the Company is eligible to use Form F-3 and is a WKSI, then at any time after the Filing Date following the receipt by the Company of a written notice of a request in respect of a Shelf Registration Statement (a “Shelf Registration Request”) from e&, the Company shall prepare and file with the SEC an Automatic Shelf Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as in effect from time to time, or any successor rule thereto (a “Shelf Registration”) so that such Automatic Shelf Registration Statement becomes effective under the Securities Act on or before the later of (i) the date which is 30 days after the date the Company receives the Shelf Registration Request and (ii) the Lock-Up End Date.

(c)               Non-WKSI F-3 Filing. If the Company is eligible to use Form F-3 but is a not a WKSI, then at any time after the Filing Date following the receipt by the Company of a Shelf Registration Request from e&, the Company shall (x) prepare and file with the SEC a Shelf Registration Statement for a Shelf Registration on or before the date which is 30 days after the date the Company receives the Shelf Registration Request and (y) use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act on or before the later of (i) the date which is 60 days after the date the Company receives the Shelf Registration Request and (ii) the Lock-Up End Date.

(d)               Contents and Effectiveness. The Shelf Registration Statement shall provide for all legally permitted methods or combinations of methods of disposition thereunder of Registrable Securities, including firm commitment underwritten public offerings, bought deals, block trades, sales in connection with hedging transactions, direct sales, transactions on an agency basis, open market sales, and purchases or sales by brokers. The Company shall maintain the Shelf Registration Statement in accordance with the terms hereof and shall prepare and file with the SEC such amendments, including post-effective amendments, supplements, and documents to be incorporated by reference therein as may be necessary to keep the Shelf Registration Statement continuously effective and available for use in accordance with the terms hereof to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until the earliest of (A) the date on which such Shelf Registration Statement expires (provided that the Company shall renew such Shelf Registration Statement upon such expiration) and (B) the Termination Date.

(e)               Additional Registrable Securities; Additional Selling Stockholders. Subject to Section 6, at any time and from time to time that a Shelf Registration Statement is effective, if e& requests (i) the registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration Statement or (ii) that an Holder be added or replaced as a selling shareholder in such Shelf Registration Statement, the Company shall as promptly as reasonably practicable amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities and/or Holder.

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(f)                Right to Effect Shelf Takedowns. Subject to Section 6 and after the Lock-Up End Date, at any time and from time to time when a Shelf Registration Statement is effective and until the Termination Date, each Holder shall be entitled to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”), but only upon not less than fifteen (15) Business Days’ prior written notice by e& (an “Underwritten Shelf Takedown Notice”) to the Company if such takedown is to be underwritten (an “Underwritten Shelf Takedown”). Upon receipt of an Underwritten Shelf Takedown Notice, the Company shall, as promptly as reasonably practicable (and in any event within such fifteen (15) Business Days’ notice period) use its reasonable best efforts to effect such Underwritten Shelf Takedown. The Company shall, at the request of e&, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language reasonably deemed necessary or advisable by e& to effect such Underwritten Shelf Takedown. e& shall be entitled to issue an Underwritten Shelf Takedown Notice only if the number of Registrable Securities included in such Underwritten Shelf Takedown is not lower than the Minimum Share Threshold at the time of the Underwritten Shelf Takedown Notice (based on the then-current market prices and number of Outstanding Shares). Notwithstanding the foregoing, if e& wishes to engage in an underwritten “block trade”, “overnight block trade”, “bought deal” or similar transaction or other transaction with a 2-day or less marketing period (collectively, an “Underwritten Block Trade”) off of a Shelf Registration Statement, then e& only needs to notify the Company of the Underwritten Block Trade five (5) Business Days prior to the day such offering is to commence and the Underwritten Block Trades are not subject to any minimum requirement of Registrable Securities being sold pursuant to such Underwritten Block Trades. For the avoidance of doubt, Underwritten Shelf Takedowns (excluding Underwritten Block Trades) constitute a Demand Registration such that Section 3, including the limit on the number of Demand Registrations per year, shall apply to an Underwritten Shelf Takedown. For the avoidance of doubt, e& shall be entitled to request (and the Company shall be required to effect) Demand Registrations (including Underwritten Shelf Takedowns but excluding Underwritten Block Trades) no more frequently than twice per calendar year, save that the Company shall act reasonably and discuss in good faith any more frequent requests where e& reasonably considers that the same would be necessary or desirable in light of general market conditions. e& shall give the Company prompt written notice of the consummation of any Shelf Takedown that is not underwritten.

(g)               Priority on Underwritten Shelf Takedowns. The Company may include Ordinary Shares other than Registrable Securities in an Underwritten Shelf Takedown for any accounts (including for the account of the Company) on the terms provided below, but only with the consent of the managing underwriters of such offering and e&. Subject to such consent having been received, if the managing underwriters of such Underwritten Shelf Takedown advise the Company and e& in writing that, in their opinion, the number of Ordinary Shares proposed to be included in such Underwritten Shelf Takedown, including all Registrable Securities and all other Ordinary Shares proposed to be included in such offering, exceeds the number of Ordinary Shares which can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price per share, timing or distribution of the Ordinary Shares proposed to be sold in such offering), the Company shall include in such Underwritten Shelf Takedown: (i) first, the Registrable Securities proposed to be sold by e& and the other Holders in such offering, and (ii) second, any Ordinary Shares proposed to be included therein by any other Persons (including Ordinary Shares to be sold for the account of the Company and/or any other holders of

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Ordinary Shares), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. The provisions of this paragraph (g) apply only to an offering that e& has requested be an Underwritten Shelf Takedown (excluding any Underwritten Block Trades).

(h)               Selection of Underwriters. e& shall be entitled to select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such Underwritten Shelf Takedown, subject to, in respect of Underwritten Shelf Takedown which are not Underwritten Block Trades, the approval of the Company (not be unreasonably withheld, conditioned or delayed) and (ii) manage and direct all decisions required for effecting such Underwritten Shelf Takedown. The provisions of this paragraph (h) apply only to an offering that e& has requested be an Underwritten Shelf Takedown.

Section 3.                Demand Registrations.

(a)               Right to Demand Registrations. If, at any time after the Lock-Up End Date and prior to the Termination Date, the Company is not eligible to use Form F-3 (or fails to comply with its obligations pursuant to Section 2(a), (b), (c) or (d)), e&, by providing written notice to the Company, may request that it and the other Holders shall be permitted to sell all or part of their Registrable Securities pursuant to a Registration Statement on Form F-1 (a “Demand Registration”). Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold and the relevant selling Holders pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an underwritten offering. As promptly as practicable and no later than forty-five (45) days after receipt of a Demand Registration Request, the Company shall file a Registration Statement on Form F-1 covering all Registrable Securities that have been requested to be registered in the Demand Registration Request. The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 3(a) to be declared effective by the SEC or otherwise become effective under the Securities Act within 60 days from the original filing date thereof. Notwithstanding the foregoing, the Company shall not be required to effect a Demand Registration on Form F-1 unless the number of Registrable Securities included in such Demand Registration is not lower than the Minimum Share Threshold at the time of the Demand Registration (based on the then-current market prices and number of Outstanding Shares). e& shall be entitled to request (and the Company shall be required to effect) Demand Registrations (including Underwritten Shelf Takedowns but excluding Underwritten Block Trades) no more frequently than twice per calendar year, save that the Company shall act reasonably and discuss in good faith any more frequent requests where e& reasonably considers that the same would be necessary or desirable in light of general market conditions.

(b)               Effectiveness and Withdrawal. Upon the date of effectiveness of any Demand Registration for an underwritten offering, the Company shall keep the Registration Statement filed pursuant to Section 3(a) effective (including by preparing and filing with the SEC such amendments, including post-effective amendments, and supplements as may be necessary) until all of the Registrable Securities covered by such Demand Registration have been sold by the participating Holder(s). e& may, by written notice to the Company, withdraw all or part of the Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement, it being agreed that in the event of a full withdrawal, or a partial withdrawal that would result in the number of Registrable Securities included in such Demand

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Registration being lower than the Minimum Share Threshold at the time of such withdrawal (based on the then-current market prices and number of Outstanding Shares), the Company may (in its sole discretion) cease all efforts to seek effectiveness of the applicable Registration Statement, unless, in the event of a partial withdrawal only, the Company intends to effect a primary offering of securities pursuant to such Registration Statement.

(c)               Underwritten Offerings. e& shall be entitled to request an underwritten offering pursuant to a Demand Registration, in which case it shall be entitled to (i) select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, subject to the approval of the Company (not be unreasonably withheld, conditioned or delayed) and (ii) manage and direct all decisions required for effecting such Demand Registration. The provisions of this paragraph (c) shall not apply in the event e& conducts a full withdrawal, or a partial withdrawal that would result in the number of Registrable Securities included in the Demand Registration being lower than the Minimum Share Threshold at the time of such withdrawal (based on the then-current market prices and number of Outstanding Shares).

(d)               Priority on Underwritten Demand Registrations. The Company may include Ordinary Shares other than Registrable Securities in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below if such Demand Registration is an underwritten offering and only with the consent of the managing underwriters of such offering and e&. Subject to such consent having been received, if the managing underwriters of the requested Demand Registration advise the Company and e& that, in their opinion, the number of Ordinary Shares proposed to be included in such Demand Registration, including all Registrable Securities and all other Ordinary Shares proposed to be included in such offering, exceeds the number of Ordinary Shares which can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price per share, timing or distribution of the Ordinary Shares proposed to be sold in such offering), the Company shall include in such Demand Registration: (i) first, the Registrable Securities proposed to be sold by e& and the other Holders in such offering and (ii) second, any Ordinary Shares proposed to be included therein by any other Persons (including Ordinary Shares to be sold for the account of the Company and/or any other holders of Ordinary Shares), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. The provisions of this paragraph (d) apply only to an offering that a Holder has requested be an underwritten Demand Registration.

Section 4.                Piggyback Registrations.

(a)               Subject to Section 4(b), whenever after the Lock-Up End Date but prior to the Termination Date the Company proposes to register any Ordinary Shares under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) in connection with any dividend or distribution reinvestment or similar plan, or (iv) in connection with any securities issuable or deliverable upon the conversion or exchange of any convertible or exchangeable debt instruments), whether for its own account or for the account of one or more shareholders of the Company (other than the

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Holders of Registrable Securities) and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give at least fifteen (15) Business Days’ prior written notice to e& of its intention to effect such a registration and, subject to Sections 4(b), shall use its commercially reasonable efforts to include in such Registration Statement and in any offering of Ordinary Shares to be made pursuant to such Registration Statement that number of Registrable Securities requested to be sold in such offering by e& for its account or the account of any other Holder; provided that the Company has received a written request for inclusion therein from e& no later than six (6) Business Days after the date on which the Company has given notice of the Piggyback Registration to e&. This Agreement alone shall not be interpreted to impose on the Company any obligation to proceed with any Piggyback Registration and the Company may, in its sole discretion, abandon, terminate and/or withdraw a Piggyback Registration for any reason at any time prior to the pricing thereof. If a Piggyback Registration is effected pursuant to a Registration Statement on Form F-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), e& shall be notified by the Company of and shall have the right, but not the obligation, to participate together with the other Holders in any offering pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b)               Priority on Primary Piggyback Registrations. If a Piggyback Registration or Piggyback Shelf Takedown, in both cases in which e& and the other Holders are participating, is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters of the offering advise the Company that, in their opinion, the number of Ordinary Shares proposed to be included in such offering, including all Registrable Securities and all other Ordinary Shares proposed to be included in such offering, exceeds the number of Ordinary Shares that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price per share, timing or distribution of the Ordinary Shares to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, the number of Ordinary Shares that the Company proposes to sell in such offering and (ii) second, the Registrable Securities proposed to be sold by e& and the other Holders in such offering.

(c)               Selection of Underwriters. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary or secondary underwritten offering, the Company shall be entitled to (i) select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering and take into reasonable consideration any request by e& to select a co-managing underwriter (ii) manage and direct all decisions required for effecting such Piggyback Registration or Piggyback Shelf Takedown.

(d)               Withdrawal. e& shall have the right to withdraw its request for inclusion of its and/or the other Holders’ Registrable Securities in any registration statement pursuant to this Section 4 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing at least one Business Day prior to the earlier of the execution by the selling Holders of the Underwriting Agreement or the execution by such selling Holders of the custody agreement with respect to such registration.

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Section 5.                Holdback Agreements.

(a)               To the extent requested by the managing underwriter(s) for an underwritten offering pursuant to Sections 2 or 3 of this Agreement, each Holder that, together with its Affiliates, beneficially owns more than one (1) percent of the then-outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) shall not, and shall cause its subsidiaries not to, effect any registered sale of Ordinary Shares under the Securities Act or other public distribution of Ordinary Shares during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three (3) days prior to and ninety (90) days (thirty days in the case of an Underwritten Block Trade) after the pricing of such offering), and each Holder shall sign customary “lock up” agreements in form and substance, and with exceptions that are customary for an underwritten offering of such type and size.

(b)               To the extent requested by the managing underwriter(s) for an underwritten offering pursuant to Sections 2 or 3 of this Agreement, the Company shall not, and shall cause its subsidiaries not to, effect any registered sale of Ordinary Shares under the Securities Act or other public distribution of equity during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three (3) days prior to and ninety (90) days (thirty days in the case of an Underwritten Block Trade) after the pricing of such offering), and the Company shall sign customary “lock up” agreements in form and substance, and with exceptions that are customary for an underwritten offering of such type and size. For the avoidance of doubt, the provisions of this Section 5(a) shall apply only in respect of an underwritten offering and only if the number of Registrable Securities to be sold in the offering is not lower than the Minimum Share Threshold at the time of the Underwritten Shelf Takedown Notice or Demand Registration, as applicable, (based on the then-current market prices and number of Outstanding Shares).

Section 6.                Suspensions.

(a)               Notwithstanding any other provision of this Agreement, the Company shall be entitled to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (including by withdrawing or declining to amend any Registration Statement or Prospectus that has been filed or by declining to take any other actions otherwise required hereunder with regard to any Registration Statement or Prospectus) (a “Suspension”) (a) at such times as are required by law (including the EU Market Abuse Regulation) as reasonably determined by the Company based on the advice of outside counsel, (b) if the Company determines in good faith that the participation of the Company would reasonably be expected to (i) require public disclosure of material non-public information that would not otherwise be required to be disclosed and (ii) such disclosure of material non-public information would have a material adverse effect on any pending negotiation to effect a material merger, acquisition, disposition, financing, reorganization, recapitalization or other similar extraordinary transaction or (c) within ninety (90) days after the effective date of any Piggyback Registration (each of (a), (b) and (c), a “Valid Suspension Reason”). The Company shall provide written notice to e& of the commencement and termination of any Suspension (and any withdrawal of a Registration Statement pursuant to this Section 6), which notice shall describe, to the extent permitted by applicable laws, the reasons therefor. After becoming aware of the existence of a Suspension pursuant to this Section 6, e& shall keep the existence of such Suspension confidential and shall

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immediately discontinue (and direct any other Holder making offers or sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed and, if applicable, is furnished by the Company with a supplemented or amended Prospectus as contemplated by Section 7(a)(vi).

(b)               Without the prior written consent of e&, in no event shall a Suspension or Suspensions be in effect for (x) an aggregate of 60 days or more in any twelve-month period or (y) more than five (5) days after the relevant Valid Suspension Reason ceases to exist.

(c)               Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings (including any “take-downs” off of an effective shelf registration statement) of, any of its securities either for its own account or for the account of any security holder or holders for so long as a Suspension is effective.

Section 7.                Registration Procedures.

(a)               If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall, as promptly as practicable, effect the registration and facilitate the offering and sale of such Registrable Securities in accordance with the intended methods of disposition thereof and, pursuant thereto, the Company shall, as applicable:

(i)                 prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and (if the Registration Statement is not automatically effective upon filing) use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after filing;

(ii)              prepare and file with the SEC such amendments and supplements to, or any document incorporated by reference in, or otherwise amending or supplementing, any Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period hereunder; provided that as promptly as reasonably practicable before filing any of the documents referred to in sub-clauses (i) and (ii) of this Section 7, or before sending a response to an SEC comment letter, the Company will furnish to e& and the managing underwriters participating to the offering, if any, copies of all such documents proposed to be filed or otherwise delivered to the SEC (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to their reasonable review and reasonable comment (including any reasonable objections to any information pertaining to the Holders and their plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof) and the Company shall consider in good faith all reasonable comments received at least one (1) Business Day prior to the respective

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document’s filing by e&, the managing underwriters participating to the offering, if any, and their legal counsel and shall not include in any such filing information to which e& objects in good faith;

(iii)            furnish to e&, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, each free writing prospectus utilized in connection therewith, and such other documents as e& may reasonably request, including in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement in conformity with the requirements of the Securities Act;

(iv)             use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) as e& or any managing underwriter reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable the selling Holders and each underwriter, if any, to consummate the disposition of Registrable Securities in such jurisdiction(s); provided that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 7(a)(iv);

(v)               as promptly as reasonably practicable notify e& and the managing underwriters of any underwritten offering, if any:

(1)               each time the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(2)               of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus (including any documents to be incorporated therein) or for any additional information regarding the Holders (and provide to e& copies of all correspondence with the SEC);

(3)               of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(4)               of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(vi)             other than during a Suspension, notify e&, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and, at the request of e&, prepare and file with the SEC, as soon as practicable,

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a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vii)          in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its commercially reasonable efforts to promptly obtain the withdrawal or lifting of any such order or suspension;

(viii)        not file or make any amendment to any Registration Statement with respect to any Registrable Securities, any amendment of, or supplement to the Prospectus used in connection therewith or any document incorporated by reference therein, or use any free writing prospectus, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the consent of e& (such consent not to be unreasonably withheld, conditioned or delayed) unless the Company reasonably determines (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (C) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (D) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement known to the Company, and prior to the filing of any document referred to in this Section 7(a)(viii), provide copies of such document to counsel for e& and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the information regarding the Holders contained therein prior to the filing thereof as counsel for e& may reasonably request;

(ix)             take all steps reasonably necessary to permit the deposit of each Holder’s Registrable Securities that are not then held in the form of ADSs into such depositary receipt facility as the Company may then sponsor at the election of e&, and to prepare and file with the SEC any amendment to an existing Registration Statement on Form F-6, if necessary, to cover any ADSs held by such Holder or that will be held by any purchaser of Registrable Securities to be sold under any Registration Statement, it being understood that any customary fees, charges and taxes payable in connection with any deposit of Registrable Securities into a depositary receipt facility then sponsored by the Company shall be borne by e&;

(x)               use its commercially reasonable efforts to cause all such ADSs constituting Registrable Securities which are registered to be listed on each securities exchange on which the ADSs representing the Ordinary Shares are then listed and to be eligible and remain eligible for registration of the ADSs pursuant to Form F-6;

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(xi)             cooperate with the relevant Holders and the Depositary to facilitate the timely delivery of ADSs (in book entry or certificated form) to be delivered pursuant to Section 7(a)(ix) above, which ADSs shall be free of all restrictive legends;

(xii)          (A) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including all corporate governance requirements, (B) use commercially reasonable efforts to cooperate with e& and the managing underwriters participating in any offering contemplated hereby, if any, and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA (including using commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC), the London Stock Exchange, the Nasdaq Stock Market, or any other national securities exchange on which the Registrable Securities are listed, and (D) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary to enable the Holders or the managing underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)        to the extent required by the rules and regulation of FINRA, retain a Qualified Independent Underwriter acceptable to e& and the managing underwriters participating to the offering;

(xiv)         provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such Registration Statement;

(xv)           in the case of an underwritten offering in which a Holder participates pursuant to a Demand Registration, a Piggyback Registration or a Shelf Registration, upon reasonable notice and at reasonable times during normal business hours, and to the extent not prohibited by applicable law, make reasonably available for inspection by the managing underwriter(s) of such underwritten offering pursuant to such Registration Statement and one law firm and one accounting firm acting for all such managing underwriter(s), pertinent corporate documents and financial and other records of the Company, its subsidiaries and, to the extent practicable, material joint ventures, cause the Company’s officers, employees and independent accountants to supply information reasonably requested by such managing underwriter(s), law firm or accounting firm in connection with such registration or offering, cause the senior management of the Company and the Company’s independent accountants to make themselves available at mutually convenient times, in each of the aforementioned cases, for customary due diligence; provided, however, that any Person gaining access to such records and other information or personnel of the Company pursuant to this Section 7(a)(xv) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company without a breach of this Agreement or any other agreement of which such Person

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is aware, (C) is independently developed by such Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (E) is otherwise required to be disclosed by law;

(xvi)         in the case of an underwritten offering in which a Holder participates pursuant to a Demand Registration, a Piggyback Registration or a Shelf Registration, obtain opinions from the Company’s counsel, including local and/or regulatory counsel, and a “comfort” letter and updates thereof from the independent public accountants who have certified the financial statements of the Company (and/or any other financial statements) included or incorporated by reference in such Registration Statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “comfort” letters delivered to underwriters in underwritten public offerings; and furnish to e& a copy of such opinions and letters addressed to such underwriters;

(xvii)      comply (and continue to comply) with all applicable rules and regulations of the SEC (including maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders (including by way of filings with the SEC), as soon as reasonably practicable a consolidated earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor rule thereto) covering the period of at least 12 months beginning with the first day of the Company’s first full fiscal year after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 20-F and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xviii)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xix)         in the case of an underwritten offering in which a Holder participates pursuant to a Demand Registration, a Piggyback Registration or a Shelf Registration, (A) if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as promptly as reasonably practicable file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in the light of the circumstances, be misleading, and (B) as promptly as reasonably practicable incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such other information as is reasonably requested by e& or the managing underwriter(s) participating in such underwritten offering to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering, and promptly make all required filings of such supplement or post-effective amendment;

(xx)           without limiting the provisions in Section 5 and Section 8, in the case of an underwritten offering in which a Holder participates pursuant to a Demand Registration, a

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Piggyback Registration or a Shelf Registration, enter (and cause its directors and officers to enter) into a customary underwriting agreement for offerings of that kind, containing such provisions (including provisions for indemnification, opinions of counsel and comfort letters and lock-up agreements not to exceed ninety (90) days, if requested by the managing underwriters) and take all such other customary and reasonable actions as the managing underwriters of such offering may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including causing members of senior management of the Company to make themselves available at reasonable times and places to participate in “road shows” or other marketing efforts that the managing underwriter(s) determines are necessary to effect the offering and otherwise assist the managing underwriters in the marketing of the Registrable Securities);

(xxi)         without limiting the generality of Section 13, cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of book-entry shares or certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the Underwriting Agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of e& at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of e&, prepare and deliver book-entry shares or certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(xxii)      to the extent the Company has filed an Automatic Shelf Registration Statement which covers Registrable Securities and has not paid the filing fee covering those Registrable Securities at the time the Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold in compliance with the SEC rules; and

(xxiii)    without limiting any of the Company’s obligations set forth in this Agreement, if the Company files any Shelf Registration Statement for the benefit of the holders of any of its Ordinary Shares other than the Holders, and the Holders do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added at e&’s request to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment; provided that the foregoing obligation shall only apply to the extent that the Company is eligible to rely on Rule 430B under the Securities Act with respect to selling security holder disclosures.

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(b)               Subject to Section 11(c), e& shall furnish to the Company in writing such information regarding itself and any relevant selling Holders and the distribution proposed by it as is required for use in any such Registration Statement or Prospectus, including responses to questionnaires as are customary for similar transactions, and which the Company may reasonably request or as may be required by applicable securities laws and regulations, and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. e& agrees to notify the Company as promptly as reasonably practicable of any inaccuracy or change in information previously furnished to the Company or of the happening of any event, in either case as a result of which any Prospectus contains an untrue statement of a material fact regarding e& or any other selling Holder or the distribution of such Registrable Securities or omits to state any material fact regarding e& or any other selling Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to the Company promptly any additional information required to correct and update any previously furnished information or required such that such Prospectus shall not contain, with respect to e& or any other selling Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               e& agrees by having the Relevant Shares treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 7(a)(vi), it will (and will cause any other Holder to) immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 7(a)(vi), and, if so directed by the Company, e& will deliver to the Company all copies, other than permanent file copies then in e&’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d)               e& shall provide written notice to the Company as soon as practicable, and in any case within five (5) Business Days, once e& or any Holder ceases to own any Registrable Securities because of one or more transfers or other dispositions. The Company shall not disclose any information regarding the Holders’ holdings of Registrable Securities communicated to the Company in accordance with this Section 7(d) to any other Persons, other than its counsel.

(e)               e& agrees that neither it nor any Holder will prepare or have prepared on its or their behalf or used or refer to, any issuer free writing prospectus without the prior written consent of the Company and, in connection with any underwritten offering, the underwriters.

(f)                e& shall, and shall ensure that each Holder does, comply with the Securities Act and the Exchange Act and all applicable state securities laws in connection with the registration and the disposition of Registrable Shares pursuant hereto.

(g)               The Company may prepare and deliver an issuer free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus,

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and references herein to any “supplement” to a Prospectus shall include any such issuer free writing prospectus, provided that the Company shall use its reasonable best efforts to ensure that any free writing prospectus utilized in connection with any registration or offering covered by this Agreement complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)               It is understood and agreed that if, solely as a result of unresolved SEC comments, the Company has been unable to file and obtain, or maintain, effectiveness of a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, Section 3 or this Section 7, the Company shall not be in breach of this Agreement; provided that the Company has used since the date of the first Request hereunder, and continues to use, its best efforts to resolve such unresolved SEC comments as promptly as is practicable.

(i)                 It is further understood and agreed that the Company shall not have any obligations under this Section 7 at any time on or after the Termination Date, unless an underwritten offering initiated pursuant to this Agreement has been priced but not completed prior to the Registration Rights Termination Date, in which event the Company’s obligations under this Section 7 shall continue with respect to such offering until it is so completed (but not more than 30 days after the commencement of the offering).

Section 8.                Underwritten Offerings.

(a)               In the event of an underwritten offering in which a Holder participates pursuant to a Demand Registration or a Shelf Registration, the Company shall enter into a customary Underwriting Agreement with the underwriters. Such Underwriting Agreement shall (i) be satisfactory in form and substance to e&, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including indemnities and contribution agreements on substantially the same terms as those contained herein or as otherwise customary for the underwriters. Every selling Holder shall be a party to such underwriting agreement, provided that under such underwriting agreement: (i) each selling Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations of a selling shareholder, including representations, warranties or agreements regarding its ownership of and title to the Registrable Securities, any written information specifically provided by such selling Holder for inclusion in the Registration Statement and its intended method of distribution, and (ii) any liability of such selling Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such selling Holder upon the sale of Registrable Securities pursuant to such Registration Statement (after deducting underwriters’ discounts and commissions) and in no event shall relate to anything other than information about such selling Holder specifically provided by e& for use in the Registration Statement and prospectus and shall otherwise contain

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terms no less advantageous to such selling Holders than those provided in Section 11 (the above clauses (i) and (ii) collectively, the “Acceptable Terms”).

(b)               In the case of an underwritten offering in which a Holder participates pursuant to a Piggyback Registration, if the Company shall have determined to enter into an Underwriting Agreement in connection therewith, all of the selling Holders’ Registrable Securities to be included in such registration shall be subject to such Underwriting Agreement (provided such Underwriting Agreement reflects the Acceptable Terms (as defined above)).

Section 9.                Registration and Selling Expenses.

(a)               Subject to the remainder of this Section 9, the Company shall pay directly or, if incurred by e& or any Holder, promptly reimburse to e&, the Registration Expenses applicable to the registration or sale by or for the benefit of e& or any selling Holder. e& will be responsible for any Selling Expenses.

(b)               The obligation of the Company to bear and pay for expenses of any registration proceeding under Section 9(a) shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended; provided that the Registration Expenses for any Registration Statement withdrawn solely at the request of e& (unless withdrawn following commencement of a Suspension) shall be borne by e&.

Section 10.            Confidentiality. The provisions under clauses 14.1 and 14.2 of the Relationship Agreement shall apply to any confidential information made available under this Agreement and shall be deemed to be incorporated in this letter as if set out in full, mutatis mutandis.

Section 11.            Indemnification; Contribution.

(a)               The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder and any Person which is or might be deemed to be a “controlling person” of each Holder or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Controlling Person”), and their respective directors, officers and employees (each of the foregoing, together with such Holders, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws, common law or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein or (iv) any violation or alleged violation by the Company of the Securities Act

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or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities, and the Company shall reimburse such Covered Persons for any legal or other documented expenses (including counsel fees) reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided that, subject to Section 11(c), the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)               Subject to Section 11(c), in connection with any registration in which a Holder of Registrable Securities is participating, e& shall furnish to the Company in writing such information regarding itself and any Holder as is required for use in any such Registration Statement or Prospectus and shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person which is or might be deemed to be a Controlling Person against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws, common law or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company by any Holder expressly for use therein, and e& shall reimburse the Company, its directors and officers, employees, agents and any Person which is or might be deemed to be a Controlling Person for any legal or other documented expenses (including counsel fees) reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided that the obligation to indemnify pursuant to this Section 11(b) shall be of e& only and shall not exceed an amount equal to the net proceeds (after deducting underwriters’ discounts and commissions) actually received by all selling Holders in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. This indemnity shall be in addition to any liability which e& may otherwise have.

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(c)               The Company and e& hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by e&, for all purposes of this Agreement (including Section 11(a) and (b)), the only information furnished or to be furnished by any Holder to the Company for use in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, are statements specifically relating to (i) the beneficial ownership of the Registrable Securities by such Holder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” and (ii) the name and address of the selling Holders.

(d)               Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to pursue the defense of such claim or action in a reasonable manner, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the proviso in the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not (x) have the right to settle a claim or action for which any indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, and (y) consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action, in each case unless such judgment or settlement (A) does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and (B) includes as an unconditional term thereof the giving by the claimant or plaintiff therein to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of

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an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(e)               If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to in this Section 11, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations referred to in this Section 11 which resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 11(e). In no event shall the amount which e& or any other Holder of Registrable Securities may be obligated to contribute pursuant to this Section 11(e) exceed an amount equal to the net proceeds (after deducting underwriters’ discounts and commissions) actually received by the selling Holders in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person which was not guilty of such fraudulent misrepresentation.

(f)                Indemnification similar to that specified in the preceding paragraphs of this Section 11 (with appropriate modifications) shall be given by the Company and e& with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(g)               The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or Controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date or during the period following the Termination Date referred to in Section 7(i).

Section 12.            Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that

24

may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)               make and keep public information available, as those terms are understood and defined in Rule 144;

(b)               use best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)               furnish to any Holder of Registrable Securities, promptly upon request by e&, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

Section 13.            Transfer Assistance. In connection with any sale or transfer of Relevant Shares by e& or any of its Affiliates, including any sale or transfer pursuant to Rule 144 and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company shall, to the extent allowed by law, take any and all action necessary or reasonably requested by e& in order to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of the Company, by (i) issuing such directions to any transfer agent, registrar or depositary, as applicable, (ii) delivering such opinions to the transfer agent, registrar or depositary as are customary for transactions of this type and are reasonably requested, and (iii) taking or causing to be taken such other actions as are necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Relevant Shares to be removed and to rescind any transfer restrictions with respect to such Relevant Shares; provided, however, that if reasonably requested by the Company, e& shall deliver to the Company, in form and substance reasonably satisfactory to the Company, representation letters regarding its or its applicable Affiliate’s compliance with such rules and regulations, as may be applicable. In addition, the Company, at its sole expense, shall use reasonable best efforts to remove any restrictive legend on any Relevant Shares, as applicable, upon request by e& if (A) such Relevant Shares are sold pursuant to an effective registration statement or (B) a registration statement covering the resale of such Relevant Shares is effective under the Securities Act and e&, on behalf of itself or the applicable Affiliate, delivers to the Company a representation letter agreeing that such Relevant Shares will be sold under such effective registration statement.

Section 14.            Miscellaneous.

(a)               Adjustments Affecting Ordinary Shares. The provisions of this Agreement shall apply, to the fullest extent set forth herein with respect to the Relevant Shares and Registrable Securities, and to any and all equity securities of (i) the Company, (ii) any entity separated from the Company by way of spin-off, split-off, demerger or otherwise, or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) or (iii) any direct or indirect subsidiary or parent company of the Company, in each case (i) to (iii) which may be issued in respect of, in exchange for or in substitution of, Relevant Shares and/or Registrable Securities and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof so as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and

25

obligations hereunder shall continue with respect to the share capital of the Company as so changed as well as the share capital of any other entity received in connection with such transaction.

(b)               No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Holders of Registrable Securities under this Agreement.

(c)               Successors and Assigns. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect.

(d)               No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 11 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 11.

(e)               Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(f)                No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(g)               Governing Law. This Agreement (including, for the avoidance of doubt, the provisions of the Relationship Agreement incorporated by reference herein pursuant to Section 10) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. THE COMPANY AND e& HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)               Jurisdiction and Venue. Each of the Company and e& hereby (i) irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern

26

District of New York solely for purposes of any legal action or proceeding arising out of or relating to this Agreement or, if the United States District Court for the Southern District of New York declines to accept jurisdiction over a particular matter, any federal or state court sitting in the Borough of Manhattan in the City of New York and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceedings brought in any such court has been brought in an inconvenient forum.

(i)                 Appointment of Agent for Service of Process. The Company agrees to appoint an agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in the Borough of Manhattan, the City of New York, arising out of or relating to this Agreement, but for that purpose only, within five (5) Business Days of the date of this Agreement. Service of process upon such agent at its address, and written notice of said service to the Company servicing the same addressed as provided by Section 14(j), shall be deemed in every respect effective service of process upon the Company, respectively, in any such legal action or proceeding. Such appointment shall be irrevocable so long as e& shall have any rights pursuant to the terms of this Agreement until the appointment of a successor by the Company and such successor’s acceptance of such appointment. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

(j)                 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given (x) on the date of service or sending, if personally served or sent by electronic mail or facsimile and (y) on the Business Day after such communication is delivered to an internationally recognized courier, if sent by such courier delivery service for next day delivery and addressed as follows:

If to the Company:

Vodafone Group Plc

Vodafone House

The Connection

Newbury RG14 2FN
Attention: Group General Counsel & Company Secretary
E-Mail:    groupcosec@vodafone.com.

with a copy (which shall not constitute notice) to:

Linklaters LLP

1 Silk Street

London EC2Y 8HQ

Attention: Michael Z. Bienenfeld

E-Mail:   mike.bienenfeld@linklaters.com

If to e&:

Head Office Building A

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Intersection of Zayed the 1st Street and SheikhRashid Bin Saeed Al Maktoum Street

PO Box 3838

Abu Dhabi

United Arab Emirates
Attention: Brooke Marie Lindsay and Nazih El Hassanieh

E-Mail:    blindsay@eand.com; nelhassanieh@eand.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN

Attention: John Horsfield-Bradbury

E-Mail:    horsfieldbradburyj@sullcrom.com

or to such other person (with such other contact information) as may be notified by the relevant party to the other in writing from time to time.

(k)               Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(l)                 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original instrument (including signatures delivered via facsimile or electronic mail) and all of which together shall constitute one and the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

(m)             Entire Agreement. This Agreement and the Relationship Agreement contain the entire agreement among the parties hereto with respect to the subject matter thereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter thereof.

(n)               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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(o)               Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and each Holder affected thereby.

(p)               Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(q)               Termination. This Agreement shall terminate upon the Termination Date; provided that the provisions of Section 10 shall survive termination for 18 months and  Section 9, Section 11 and this Section 14 shall survive such termination indefinitely. ..

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

VODAFONE GROUP PLC

By:	/s/ Margherita Della Valle
Name: Margherita Della Valle Title: CEO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

EMIRATES TELECOMMUNICATIONS GROUP COMPANY PJSC

By:	/s/ hatem M G Dowidar
Name: Hatem M G Dowidar Title: Group CEO

[Signature Page to Registration Rights Agreement]